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                                                     Exhibit 23.1

                  INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 333-24247 of Walden Residential Properties, Inc. on Form S-8 of our report dated April 10, 1997, included in this Annual Report on Form 11-K of WDN Management Company 401(k) Plan, for the year ended September 30, 1996.


/s/ Deloitte & Touche LLP
-------------------------

DELOITTE & TOUCHE LLP
April 10, 1997

Dallas, Texas